Exhibit 21.1
Subsidiaries

Name	Jurisdiction of Formation	DBA
ACV Auctions Inc.	Delaware	ACV
ACV Auctions Inc. (Puerto Rico)	Puerto Rico
ACV Auctions Ireland Limited	Ireland
ACV Auctions LLC (UAE)	UAE
Sweep Auto BV	Netherlands
Sweep Auto Limited	Ireland
ACV Auto Auctions India Pvt Ltd	India
ACV Auto Canada LTD.	British Columbia
ACV Capital LLC	Delaware
ACV Capital Funding II LLC	Delaware
ACV CAPITAL FUNDING LLC	Delaware
ACV Remarketing Centers Inc.	Delaware
166 Auto Auction, LLC	Missouri
West Texas Auction, LLC	Texas
Alliance Auto Auction of Austin, LLC	Texas
Alliance Auto Auction of Dallas, LLC	Texas
Alliance Auto Auction, L.L.C	Texas
Waco Auction, Inc.	Texas
Cross Point NW LLC	Oregon
Dealers Auto Auction of Oklahoma City, Inc.	Oklahoma
Indiana Auto Auction, LLC	Indiana
Indiana Auto Transport, LLC	Indiana
Jordan Valley Auto Body Repair, LLC	Missouri
ACV Transportation LLC	Delaware
Central Inc.	Connecticut
Central Auto Holdings LLC	Delaware
MaxDigital LLC	Delaware
Monk SAS	France
True Partners USA LLC	Florida
True360 LLC	Delaware
ACV Operating Company Inc.	Delaware
ACV Services Company Inc.	Delaware